EXHIBIT 99.1

                              3DX TECHNOLOGIES INC.

                       COMMON STOCK SUBSCRIPTION AGREEMENT

                                  June 3, 1998


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                                TABLE OF CONTENTS

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SECTION 1      Authorization and Sale of Common Stock.........................1
        1.1    Authorization..................................................1
        1.2    Sale of Shares.................................................1
        1.3    Antidilution Adjustment........................................1
        1.4    Penalty Shares.................................................2
        1.5    Reverse Stock Split............................................2
        1.6    Stockholder Approval;  Preparation of Proxy Statements.........2
        1.7    Board Access. .................................................3
        1.8    Standstill.....................................................4
        1.9    Option.........................................................5
        1.10   Exclusivity....................................................5
        1.11   Right of First Refusal.........................................6

SECTION 2      Closing Date; Payment and Delivery.............................6
        2.1    Closing Date...................................................6
        2.2    Payment and Delivery...........................................6
        2.3    Payment and Delivery for Option Shares.........................7

SECTION 3      Representations and Warranties of the Company..................7
        3.1    Organization...................................................8
        3.2    Capitalization.................................................8
        3.3    Authorization..................................................8
        3.4    No Conflict....................................................8
        3.5    Accuracy of Reports............................................9
        3.6    Registration Rights............................................9
        3.7    Governmental Consents, etc.....................................9
        3.8    Litigation.....................................................9
        3.9    Investment Company.............................................9
        3.10   Financial Statements...........................................9
        3.11   Employee Benefits.............................................10
        3.12   Environmental Condition.......................................12
        3.13   Business......................................................12
        3.14   Gas Contracts.................................................12
        3.15   Patents, Trademarks and Other Intangible Assets...............13
        3.16   Title to Properties; Liens and Encumbrances...................13
        3.17   Taxes.........................................................14
        3.18   Interested Party Transactions.................................15
        3.19   Reserve Report................................................15

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SECTION 4      Representations and Warranties of the Purchasers..............15
        4.1    Investment....................................................15
        4.2    Accredited Investor...........................................16
        4.3    Authority.....................................................16
        4.4    Government Consents, etc......................................16
        4.5    Investigation.................................................17
        4.6    Short Selling.................................................17
        4.7    Affiliate Status..............................................17

SECTION 5      Conditions to Obligations of the Purchasers...................17
        5.1    Conditions to Obligations of the Purchasers...................17

SECTION 6      Conditions to Obligations of Company..........................18
        6.1    Conditions to Obligations of Company..........................18

SECTION 7      Definitions...................................................19
        7.1    Certain Definitions...........................................19

SECTION 8      Covenants.....................................................20
        8.1    Registration Rights...........................................20
        8.2    Disposition...................................................27
        8.3    Other Registration Rights.....................................27

SECTION 9      Miscellaneous.................................................28
        9.1    Termination of Agreement......................................28
        9.2    Governing Law.................................................28
        9.3    Survival; Reliance............................................28
        9.4    Successors and Assigns........................................28
        9.5    Notices and Dates.............................................28
        9.6    Specific Performance..........................................29
        9.7    Further Assurances............................................29
        9.8    Counterparts..................................................30
        9.9    Severability..................................................30
        9.10   Captions......................................................30
        9.11   Public Statements.............................................30
        9.12   Brokers.......................................................30
        9.13   Costs and Expenses............................................31
        9.14   No Third-Party Rights.........................................31
        9.15   Entire Agreement; Amendment...................................31



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                                    Exhibits

Exhibit A      List of Purchasers
Exhibit B      Schedule of Exceptions
Exhibit C      Additional Information
Exhibit D      Opinion of Company Counsel
Exhibit E      Projects

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                       COMMON STOCK SUBSCRIPTION AGREEMENT

        THIS COMMON STOCK SUBSCRIPTION AGREEMENT (the "Agreement") is made as of June 3, 1998, by and among 3DX TECHNOLOGIES INC., a Delaware corporation (the "Company"), and those persons set forth on EXHIBIT A (collectively the "Purchasers" and each individually a "Purchaser").

                                    SECTION 1

                     AUTHORIZATION AND SALE OF COMMON STOCK

        1.1 AUTHORIZATION. The Company has authorized the sale and issuance of up to 3,333,334 shares of its Common Stock, $.01 par value per share (the "Common Stock") in accordance with the provisions of Sections 1.2 and 1.9, and has authorized the potential issuances under Sections 1.3 and 1.4.

        1.2 SALE OF SHARES. Subject to the terms and conditions hereof, the Company will issue and sell to the Purchasers and the Purchasers severally will buy from the Company: (a) the number of shares of Common Stock (the "Shares") (an aggregate of 1,462,044 Shares) in the respective amounts set forth opposite each Purchaser's name on EXHIBIT A at a purchase price of $1.50 per share, or an aggregate purchase price as set forth on EXHIBIT A.

        1.3 ANTIDILUTION ADJUSTMENT. The Company grants to the Purchasers pro rata, based upon the number of Shares purchased, the right to receive additional shares of Common Stock as set forth in this Section (the "Antidilution Rights"). If within six months following the Closing Date (as defined in Section 2.1), the Company (i) issues shares of Common Stock (other than as contemplated by this Agreement) in excess of 100,000 shares (and exclusive of share issuances pursuant to the Company's existing benefit plans) or other securities convertible into shares of Common Stock at a price, or in the case of convertible securities with any conversion price, per share of Common Stock that is less than $1.50, or (ii) participates in, or enters into negotiations for, a merger, consolidation or other business combination transaction that is consummated (even if consummated beyond such six-month period) whereby the other party to such transaction acquires more than 50% of the Company's then issued and outstanding Common Stock or substantially all of the Company's assets, which transaction results in the Company's Common Stockholders receiving consideration with a fair market value per share (determined in good faith by the Company's Board of Directors after consultation with the Purchasers) that is less than $1.50, then each Antidilution Right shall without further action on behalf of any party, be automatically converted into the right to receive from the Company, and the Company will issue, additional shares of Common Stock to each Purchaser as a holder of an Antidilution Right (the "Dilution Shares") in an amount equal to (a) the aggregate purchase price hereunder paid by such Purchaser (including any amount paid by such Purchaser upon exercise of the Option (as defined in Section 1.9 hereof)) divided by such lesser price, less
(b) the number of shares originally issued to such Purchaser at the Closing and pursuant to the Option, if applicable. In the case of any issuance of additional shares resulting from a

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transaction described in clause (i) hereof, such issuance shall be made promptly after such transaction. In the case of any issuance of additional shares resulting from a transaction described in clause (ii) hereof, such issuance shall be made immediately prior to the closing of such transaction. The Antidilution Rights are not transferable apart from the underlying Shares to which they relate and the Dilution Shares shall only be issued in the event of Stockholder Approval of such issuance.

        1.4 PENALTY SHARES. The Company grants to the Purchasers pro rata based upon the number of shares purchased, the right to receive additional shares of Common Stock as set forth in this Section (the "Penalty Rights"). If the Company is unable to cause a registration statement described in Section 8 to be filed with the Securities and Exchange Commission (the "SEC") and to be declared effective within 120 days following the Option Closing Date, at the expiration of such 120-day period, then each Penalty Right shall without further action on behalf of any party, be automatically converted into the right to receive from the Company, and the Company will issue, additional shares of Common Stock (the "Penalty Shares") to each Purchaser as a holder of a Penalty Right equal to (i) the total aggregate consideration paid by such Purchaser pursuant to Section 1.2 and the Option, if applicable divided by $1.20 less (ii) the total number of shares issued to such Purchaser pursuant to Section 1.2 and the total number of shares issued pursuant to such Purchaser's Option, if applicable. The Penalty Rights are not transferable apart from the Shares to which they relate and the Penalty Shares shall only be issued in the event of Stockholder Approval of such issuance.

        1.5 REVERSE STOCK SPLIT. The Company shall submit to its stockholders, a proposal for the adoption and approval of a one for five reverse stock split with respect to all of the outstanding Common Stock (the "Reverse Stock Split") and shall use its reasonable best efforts (consistent with applicable fiduciary duties) to cause the stockholders to approve such proposal. The transactions contemplated hereby are not conditioned in any manner whatsoever on stockholder approval or implementation of the Reverse Stock Split; provided, however, that in the event that the Company shall effectuate the Reverse Stock Split prior to the consummation of a particular transaction contemplated hereby, the number of shares of Common Stock sold and purchased hereunder or otherwise issued in accordance with this Section 1, shall be adjusted accordingly and appropriate adjustments shall be made in all other portions of this Agreement for stock price and number of shares to take into account any Recapitalization. As used in this Agreement, "Recapitalization" means any stock split, reverse stock split (including the Reverse Stock Split), stock dividend, stock combination or similar event.

        1.6 STOCKHOLDER APPROVAL;  PREPARATION OF PROXY STATEMENTS.

               (a) The Company shall, as soon as practicable following the Closing Date duly call, give notice of, convene and hold a meeting of the Company's stockholders (the "Stockholders Meeting") that will include the following agenda items: (i) approving this Agreement, the issuance of the Option and the Common Stock issuable thereunder, the issuances of the Dilution Shares and the Penalty Shares, if any, and transactions contemplated thereby and, if desired by the Company, the other transactions contemplated by this Agreement and (ii) approving the Reverse Stock Split.

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For purposes of this Agreement, any proposal or item submitted to the stockholders of the Company for approval shall be approved by the stockholders if, at the Stockholders Meeting at which a quorum is present, the proposal or item receives the minimum vote required for approval of such proposal or item under the Company's charter or Bylaws and under applicable laws and regulations binding on the Company ("Stockholder Approval").

               (b) The Company shall prepare and file with the SEC a proxy statement relating to the Stockholders Meeting (such proxy statement as amended or supplemented from time to time, the "Proxy Statement"). The Purchasers will cooperate in the preparation of the Proxy Statement and will as promptly as practicable after the date hereof furnish all such data and information relating to them as the Company may reasonably request for the purpose of including such data and information in the Proxy Statement. The Company shall notify the Purchasers of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to the Purchasers promptly copies of all correspondence to and from the SEC with respect to the Proxy Statement. The Company shall give the Purchasers and their counsel the opportunity to review the Proxy Statement and, to the extent it does not cause a delay, all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. The Company agrees to use its commercially reasonable efforts to respond promptly to all such comments of and requests by the SEC and to cause the SEC's review of the Proxy Statement to be completed at the earliest practicable time. The information included in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders of the Company, at the time of the Stockholders Meeting, and at the Option Closing Date, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting which has become false or misleading. The Purchasers shall take such action as may be necessary to insure that any information or data provided by them to the Company in connection with the Proxy Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Proxy Statement or necessary to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading. The Company will use all commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company's shareholders promptly following the time that the SEC has advised the Company that it has either decided not to review or has no further comments on the Proxy Statement.

        1.7    BOARD ACCESS.

                (a) For so long as the Purchasers own at least 80% of the shares purchased hereunder or 25% of the outstanding Common Stock, whichever is less, then at the Purchasers' option (as specified in a written notice to the Company), either (i) one person who shall be the Purchasers' designated representative, shall receive notice of all meetings of the Board of Directors of the Company and each meeting of any committee thereof and shall be permitted to attend any or

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all of such board or committee meetings, but shall have no voting rights at any such meetings or (ii) the Board of Directors of the Company will take all actions necessary to appoint to the Board one designee of the Purchasers who must be reasonably acceptable to the Board. In the event of the election of clause (i), the Company shall provide to the Purchasers' designee copies of all notices, reports, minutes and consents at the time and in the manner as they are provided to the Board of Directors or any committee thereof; provided, however, that the Company shall have the right to withhold any information and to exclude such Purchaser's designee from any meeting or portion thereof if, in the Company's reasonable discretion, access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative or if a Purchaser or the Purchasers' designee is, as to a particular matter, a direct competitor of the Company or such information to be disclosed is of an extremely sensitive nature or is a matter in which the Purchasers have a direct conflict of interest. Each Purchaser agrees that it will not purchase or sell any securities of the Company or agree to such purchase or sell securities that are exercisable, convertible or exchangeable for securities of the Company at such time as it has any material nonpublic information and that it will comply with all laws, rules and regulations relating to the trading of securities while in possession of such information, including without limitation Section 10b and Rule 10(b)-5 under the Exchange Act. The Company shall be excused from compliance with this Section to the extent that the Purchasers and their designee do not enter into any requested confidentiality agreement requested by a third party relating to information disclosed hereunder. The rights under this Section shall not be assignable. During the period that the Purchasers are exercising their right to Board access under this Section, they will comply with all "blackout dates" and other trading restrictions that are generally applicable to executive officers and directors of the Company. All designations by the Purchasers under this Section shall be made by those Purchasers holding a majority of the shares purchased hereunder that are still held at such time by any Purchaser.

               (b) Each Purchaser will hold, and will cause its designee, officers, directors, employees, accountants, counsel, consultants, advisors, and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information (including without limitation, the information disclosed pursuant to the preceding paragraph) concerning the Company furnished to the Purchaser in connection with this Agreement except to the extent that such information can be shown to have been in the public domain through no fault of the Purchaser; provided that the Purchaser may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors, and agents in connection with the transactions contemplated by this Agreement so long as such Persons are informed by the Purchaser of the confidential nature of such information and are directed by, and agree with, the Purchaser to treat such information confidentially in accordance with this Agreement and (without limiting or waiving the obligation of such other persons) the Purchaser remains responsible for obligations of such other Persons. The Purchaser will use all such documents and information solely for any proper purpose as a stockholder of the Company. The Purchasers' failure to exercise any of its rights under this
Section 1.7 shall not constitute a lapse or waiver of such rights.

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        1.8 STANDSTILL. For so long as the Purchasers in the aggregate own more than 30% of the issued and outstanding Common Stock and subject to the provisions of subparagraph (b) hereof, each Purchaser separately agrees as follows: (a) Until the expiration of 1 year from the date hereof, neither the Purchaser nor any of its affiliates nor associates shall, without the prior consent or invitation of the Board of Directors of the Company, directly or indirectly, other than as specifically contemplated by this Agreement (i) acquire or otherwise become the beneficial owner of any voting securities or rights to acquire any voting securities of the Company other than the acquisition of beneficial ownership of any additional 1,000,000 shares of Common Stock in the aggregate for all Purchasers; or (ii) otherwise act, alone or in concert with others, to seek to control the management, Board of Directors or policies of the Company. Each Purchaser (other than Centennial Energy Partners, L.P., Tercentennial Energy Partners, L.P., Quadrennial Partners, L.P., Centenniel Overseas Fund, LTD and Investment II, LLC, collectively "Centennial") represents that such Purchaser does not beneficially own any securities of the Company (other that those to be purchased under this Agreement). The provisions of this Section 1.8 shall not apply to Centennial.

               (b) EXCEPTION. Notwithstanding the foregoing, beginning with the time that is the first to occur of (i) the Company is in default (after expiration of all grace periods) under the Credit Agreement (as defined herein), and (ii) the Company has suffered a Material Adverse Change from the date hereof (which for these purposes shall include, without limitation, the termination of Ronald P. Nowak's employment (for any reason whatsoever) with the Company or the termination of employment (for any reason whatsoever) of any three of the five executive officers of the Company as of the date hereof), nothing in subparagraph (a) shall apply to the Purchasers and the Purchasers shall not be subject to the restrictions thereof.

        1.9 OPTION. The Company hereby grants to the Purchasers (pro rata to their acquisition of shares pursuant to Section 1.2 or in such other manner as the Purchasers shall mutually agree) the option to purchase up to 1,871,290 additional shares of Common Stock at a per share price of $1.50 (the "Option"). The Option will be exercisable in whole or in part (but only upon one exercise) for a period of 60 days immediately following the Closing Date (the "Option Period") after which time it shall expire and be of no further effect (it being understood that the closing of the sale contemplated by the Option will not occur until among other things, the conditions thereto have been satisfied). The Option may be exercised in whole or in part by delivering written notice to the Company within the Option Period. Notwithstanding the foregoing, in the event the Company receives an offer for the purchase of Common Stock, the Company may give notice to the Purchasers that it has received an offer for the purchase of its Common Stock detailing the name of the offeror (an "Offeror"), the number of shares sought to be purchased, the purchase price per share (which must be at least $1.50 per share) and any other relevant terms (the "Notice"). Upon receipt of the Notice, the Purchasers shall have five (5) business days (or such fewer number of days as remain in the Option Period) to commit to exercise the Option (the consummation of which exercise will not occur until the Option Closing
Date) for the number of shares indicated in the Notice. In the event that the Purchasers do not exercise the Option for the number of shares indicated in the Notice, the Option originally granted to the Purchasers pursuant to this Section
1.9 hereof shall be reduced by the number of shares purchased pursuant to the offer described in the Notice (but not by an amount in excess of 935,645 shares). Notwithstanding any other provision of this Agreement, the Option

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granted hereunder to the Purchasers shall be assignable or otherwise transferable only to a transferee that can and does make to the Company the representations in Section 4 and that agrees to be bound by the provisions of this Agreement as a Purchaser and which transfer otherwise complies with Section 8.2.

        1.10 EXCLUSIVITY. For a period of 60 days from the date of this Agreement, the Company agrees that it will not (directly or indirectly through its officers, directors, shareholders, agents, representatives or otherwise) initiate contact with, continue any further contact with, solicit or encourage any proposals by, or affirmatively participate in any discussions or negotiations with or afford any access to the properties, books or records of the Company to any corporation, natural person or entity regarding any merger, consolidation or business combinations involving the Company or the sale, transfer or assignment of all or substantially all of the assets of the Company. In addition, the Company agrees that prior to the Option Closing Date it will not enter into any agreement to sell more than 1,871,290 shares of Common Stock (excluding the shares sold to the Purchasers under this Agreement), which amount
(i) shall include any shares issued to an Offeror pursuant to a Notice delivered under Section 1.9 hereof, (ii) shall be reduced by any shares purchased under the Option, or for which the Purchasers (whether one or more) have given a binding commitment to purchase, in excess of 935,645, and (iii) shall not include any shares issued under the Company's existing employee benefit plans.

        1.11 RIGHT OF FIRST REFUSAL. For a period from the date hereof through the Option Closing Date, the Company agrees that, after receiving a bona fide written offer (a "Purchase Offer") with respect to and prior to selling any project owned by it (whether now owned or hereafter assembled), it shall first offer to sell such project to the Purchasers by delivering to the Purchasers a copy of the Purchase Offer and a written notice specifying the right of the Purchasers to purchase the subject project in accordance with the terms and provisions of this Section 1.11. The Company's offer to the Purchasers shall be irrevocable for a period of ten (10) business days from the effective date of such notice (as specified in Section 9.5 hereof). The Purchasers (whether one or more) shall exercise the right to purchase in accordance with the terms and provisions of the Purchase Offer by delivering written notice of exercise within such 10-day period and by promptly completing the closing (directly or through an assignee of the Purchasers' rights and obligations hereunder) of the purchase of such project. If the offer is not timely accepted by one or more of the Purchasers, the Company shall be entitled to complete the closing in accordance with the Purchase Offer.

                                    SECTION 2

                       CLOSING DATE; PAYMENT AND DELIVERY

        2.1 CLOSING DATE. The closing under this Agreement with respect to the sale of the Shares pursuant to Section 1.2 hereof (the "Closing") shall take place in Houston, Texas at 9:00 a.m. (Houston time) on June 10, 1998 at the offices of counsel to the Company or at such other times, dates and places upon which the Company and the Purchasers shall mutually agree (the date of the Closing is hereinafter referred to as the "Closing Date"). The closing with respect to the Option (the "Option Closing") shall take place in Houston, Texas at 9:00 a.m. (Houston time) five days from the

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later of (i) the date the Company receives a binding commitment from the
Purchasers stating that they (whether one or more) elect to exercise the Option, or (ii) the date of the Stockholders Meeting if the stock issuances under the Option receive Stockholder Approval. The date of the Option Closing is hereinafter referred to as the "Option Closing Date;" provided, however, that if the Option expires unexercised the "Option Closing Date" shall be the last day of the Option Period and if the stockholders of the Company fail to approve the stock issuances contemplated by the Option the "Option Closing Date" shall be the date of the Stockholders Meeting.

        2.2 PAYMENT AND DELIVERY. At the Closing, the Purchasers shall transmit the purchase price in immediately available funds by wire transfer to the Company. At the Closing the Company will deliver to the Purchasers certificates representing the Shares. The certificates for Shares shall be subject to a legend restricting transfer under the Securities Act of 1933, as amended (the "Securities Act"), and referring to restrictions on transfer herein, such legend to be substantially as follows:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AS TO THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT ANY PROSPECTUS DELIVERY REQUIREMENTS ARE NOT APPLICABLE.

The Shares may also include any legend required under the laws of any state or other jurisdiction.

        2.3 PAYMENT AND DELIVERY FOR OPTION SHARES. At the Option Closing, the Purchasers shall transmit the purchase price in immediately available funds by wire transfer to the Company. At the Option Closing, the Company will deliver to the Purchasers acquiring the shares under the Option certificates representing the shares to be issued pursuant to the Option (the "Option Shares") The certificates for the Option Shares shall be subject to a legend restricting transfer under the Securities Act of 1933, as amended (the "Securities Act"), and referring to restrictions on transfer herein, such legend to be substantially as follows:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AS TO THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT ANY PROSPECTUS DELIVERY REQUIREMENTS ARE NOT APPLICABLE.

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The Option Shares may also include any legend required under the laws of any state or other jurisdiction.

                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth on the Schedule of Exceptions attached hereto as EXHIBIT B, the Company hereby represents and warrants to the Purchasers as follows:

        3.1 ORGANIZATION. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company. The Company has no subsidiaries and owns no equity interests, or rights convertible into equity interests in any entity.

        3.2 CAPITALIZATION. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.01 par value per share, of which 7,348,897 shares are issued and outstanding as of the date hereof (prior to the stock issuances contemplated hereby) and 1,000,000 shares of Preferred Stock, $.01 par value per share, no shares of which are issued and outstanding as of the date hereof. All such issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance with all applicable Federal and state securities laws. As of the date hereof, the Company has 2,004,937 shares of Common Stock reserved for issuance under its 1994 Stock Option Plan and options to purchase 1,557,926 shares of Common Stock thereunder, as previously disclosed to the Purchasers, have been granted and are outstanding. Except as described in this Agreement, there are no other options, warrants, conversion privileges or other contractual rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities.

        3.3 AUTHORIZATION. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of the Company's obligations hereunder has been taken, except that the grant of the Option and the sale of the Option Shares and the issuance of the Dilution Shares and the Penalty Shares is subject to Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy

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(subject to receipt of Stockholder Approval in the case of the issuance of the
Option Shares, the Dilution Shares and the Penalty Shares). Upon the issuance and delivery of the Shares and Option Shares as contemplated by this Agreement, the Shares and Option Shares will be validly issued, fully paid and nonassessable (subject to receipt of Stockholder Approval in the case of the issuance of the Option Shares, the Dilution Shares and the Penalty Shares). The issuance and sale of the Shares contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person.

        3.4 NO CONFLICT. Subject to receipt of Stockholder Approval in the case of the issuance of the Option Shares, the Dilution Shares and the Penalty Shares, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a benefit, under, any provision of the Company's Certificate of Incorporation, as amended, or Bylaws of the Company, as amended, or any mortgage, indenture, lease or other agreement or instrument, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets, the effect of which would have a material adverse effect on the Company, its financial condition, results of operation or prospects, or impair or restrict its power to perform its obligations as contemplated hereby.

        3.5 ACCURACY OF REPORTS. All reports required to be filed by the Company under the Exchange Act, copies of which have been furnished to the Purchasers, have been duly filed with the SEC, complied at the time of filing, in all material respects with the requirements of the Exchange Act and their respective forms (collectively, the "Reports"), and, except to the extent updated or superseded by any subsequently filed report, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

        3.6 REGISTRATION RIGHTS. Except as set forth in this Agreement, the Company is not under any obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued other than under (i) the Series C Preferred Stock Purchase Agreement among the Company and certain of its security holders dated as of July 26, 1995 and (ii) the Stock Purchase Agreement among the Company and certain of its security holders dated as of November 9, 1993.

        3.7 GOVERNMENTAL CONSENTS, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the execution and delivery of this Agreement, the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby, except such filings as may be required to be made with the SEC and the Nasdaq and with any state or foreign blue sky or securities regulatory authority.

        3.8 LITIGATION. There is no pending or, to the best of the Company's knowledge, threatened lawsuit, administrative proceeding, arbitration, labor dispute or governmental investigation ("Litigation") to which the Company is a party or by which any portion of its assets taken as a whole may be bound, and which Litigation if adversely determined would have a material adverse effect on the Company.

        3.9 INVESTMENT COMPANY. The Company is not an "Investment Company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the SEC thereunder.

        3.10 FINANCIAL STATEMENTS. The audited balance sheet of the Company at December 31, 1997, and the related audited statements of operations, cash flows, and stockholders' equity of the Company for the fiscal year then ended, copies of which have been furnished to Purchasers, and the balance sheet of the Company at March 31, 1998, and the related statements of operations and cash flow of the Company for the three months then ended, copies of which have been furnished to the Purchasers, fairly present, subject, in the case of the balance sheet at March 31, 1998, and said statements of income and cash flow for the three months then ended, to year-end audit adjustments, the financial condition of the Company at such dates and the results of the operations of the Company for the periods ended on such dates, and such balance sheets and statements of operations, cash flows, and stockholders' equity were prepared in accordance with United States generally accepted accounting principles ("GAAP") (and in compliance with the regulations promulgated by the SEC). As of April 30, 1998, the total Long-Term debt of the Company was $2,000,000 determined consistently with the audited financial statements as of December 31, 1997. Since December 31, 1997, no Material Adverse Change has occurred except as set forth in the Reports or in this Agreement or on the Exhibits or Schedules hereto. The term "MATERIAL ADVERSE CHANGE" shall mean (a) a material adverse change in the business, financial condition, results of operations or prospects of the Company, or (b) the occurrence and continuance of any event or circumstance which could reasonably be expected to have a material adverse effect on the Company's ability to perform its obligations under this Agreement or any material Agreement of the Company.

        3.11   EMPLOYEE BENEFITS.

               (a) For purposes of this Section 3.11, the term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life (including, without limitation, any individual life insurance policy under which any persons currently or formerly employed by the Company ("Employees") is the named insured and as to which the Company makes premium payments, whether or not the Company is the owner, beneficiary or both of such policy), death benefit, group insurance, profit-sharing, deferred compensation, stock option, bonus, incentive, vacation pay, severance pay, or other employee benefit plan, trust, arrangement, agreement, policy or commitment (including, without limitation, any employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Pension Plan"), and any employee welfare benefit plan as defined in Section 3(1) of ERISA ("Welfare Plan")), whether or not any of the foregoing is funded or insured and whether written or oral, which is intended to provide or does in fact provide benefits to any or all current Employees, and (i) to which the Company is party or by which the Company (or any of the rights, properties or assets of the Company) is bound, (ii) with respect to which the Company has made any payments, contributions or commitments, or may otherwise have any liability (whether or not the Company still maintains such plan, trust, arrangement, contract, agreement, policy or commitment) or (iii) under which any current director, Employee or agent of the Company is a beneficiary as a result of his or her employment or affiliation with the Company.

               (b) With respect to any Employee, the Company has no obligation to contribute to (or any other liability with respect to) any funded or unfunded Welfare Plan, whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retirees or current, future or former Employees (including their dependents and spouses) except for limited continued medical benefit coverage for former Employees, their spouses and their other dependents as required to be provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and the Company is in compliance in all material respects with the continued medical and other welfare benefit coverage requirements of COBRA and all other applicable laws.

               (c) With respect to any Employee, the Company does not maintain, contribute to or have any material liability under (or with respect to) any Pension Plan which is a tax qualified "defined benefit plan" (as defined in Section 3(35) of ERISA) or a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), or a non-qualified deferred compensation plan for certain highly compensated or management employees whether or not terminated. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Employee Plan or are reflected as a liability on the books of the Company and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Plan which is a Welfare Plan.

               (d) Except as set forth on EXHIBIT B, the Company has, with respect to all current and former Employee Plans (and all related trusts, insurance contracts and funds), at all times complied in all material respects with the applicable requirements of ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and all other applicable statutes, common law, regulations and regulatory pronouncements, or has, in the exercise of its reasonable judgment, determined that such statutes (including ERISA), common law, regulations and regulatory pronouncements were and are not applicable to the Company. The Company has not engaged in nor is it bound to enter into, any transaction with respect to any Employee Plan which would subject the Company to any material liability due to either a civil penalty assessed pursuant to
Section 502(l) of ERISA or the tax or penalty on prohibited transactions imposed by Section 4975 of the Code. No actions, suits or claims with respect to the assets of any Employee Plan (and all related trusts, insurance contracts and funds), other than routine claims for benefits, are pending or threatened which could result in a material adverse effect on the Company. There are not now, nor have there been, any tax-qualified retirement plans sponsored or maintained by the Company for Employees, nor are there any unfunded obligations with respect thereto. With respect to any Employee, the Company has no obligation to contribute to (or any other liability with respect to) any "multi-employer plan," as defined in the Multi-employer Pension Plan Amendments Act of 1980, and the Company has not incurred any current or potential withdrawal or termination liability as a result of a complete or partial withdrawal from any multi-employer plan. Except as set forth on EXHIBIT B, each Employee Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to be qualified under the requirements of Section 401(a) of the Code, the Internal Revenue Service has issued a determination letter to that effect, and such letter remains effective and has not been revoked. No unfulfilled obligation to contribute with respect to an Employee Plan exists with respect to any Employee Plan year ending on or before the Closing. There is no agreement or promise, written or oral, of the Company to the effect that any Employee Plan may not be terminated at the Company's discretion at any time, subject to applicable law.

        3.12   ENVIRONMENTAL CONDITION.

               (a) PERMITS, ETC. Except as set forth on EXHIBIT B, the Company
(i) has obtained all environmental permits necessary for the ownership and operation of its properties and the conduct of its businesses, except where such failure to obtain could not reasonably be expected to cause a Material Adverse Change; (ii) is in compliance with all terms and conditions of such environmental permits and with all other requirements of applicable environmental laws, except where such failure to comply could not reasonably be expected to cause a Material Adverse Change; (iii) has not received notice of any violation or alleged violation of any environmental law or environmental permit; and (iv) is not subject to any actual or contingent environmental claim which could reasonably be expected to cause a Material Adverse Change.

               (b) CERTAIN LIABILITIES. Except as set forth on EXHIBIT B, to the Company's best knowledge, none of the present or previously owned or operated properties of the Company or of any of its present or former subsidiaries, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs; (ii) is subject to a lien, arising under or in connection with any Environmental Laws, which could reasonably be expected to cause a Material Adverse Change; or (iii) has been the site of any release of hazardous substances or hazardous wastes from present or past operations which has caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for Response (as defined in the Comprehensive Environmental Response Compensation Liability Act or other environmental law) that would cause a Material Adverse Change.

               (c) CERTAIN ACTIONS. Without limiting the foregoing (i) all necessary notices have been properly filed, and no further action is required under current environmental law as to each Response or other restoration or remedial project undertaken by the Company, or its present or former subsidiaries on any of their presently or formerly owned or operated properties and (ii) the present and, to the Company best knowledge, future liability, if any, of the Company and its subsidiaries which could reasonably be expected to arise in connection with requirements under environmental laws will not result in a Material Adverse Change.

        3.13 BUSINESS. The Company has all franchises, permits, licenses, patents and other rights and privileges necessary to permit it to own its property and conduct its business, except for those, the non-obtainment of which would not reasonably be expected to cause a Material Adverse Change. The Company manages and operates its business in compliance with all applicable legal requirements and in accordance with good industry practices, except where such failure to manage or operate would not reasonably be expected to cause a Material Adverse Change.

        3.14 GAS CONTRACTS. The Company is not, as of the date hereof, (a) obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Company's consolidated oil and gas properties at some future date without receiving full payment therefor at the time of delivery, and (b) has not produced gas, in any material amount, subject to, and none of the Company's consolidated oil and gas properties is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements, except as to such matters for which the Company has established monetary reserves adequate in amount in accordance with GAAP to satisfy such obligations and has segregated such reserves from its other accounts.

        3.15 PATENTS, TRADEMARKS AND OTHER INTANGIBLE ASSETS. (a) Except as set forth on EXHIBIT B or as is not material to the Company, the Company (i) uses, owns or has the right to use, free and clear of all liens, claims and restrictions, all patents, patent applications, trademarks, service marks, trade names and copyrights, and licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted or proposed to be conducted, without infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity under or with respect to any of the foregoing and (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise except for obligations in the normal course of its exploration and production business.

               (b) Except as set forth on EXHIBIT B or as is not material to the Company, the Company owns or has the unrestricted right to use all trade secrets, including know-how, inventions, designs, processes, works of authorship, computer programs (with the exception of normal software purchased and sold as such) and technical data and information (collectively herein "Intellectual Property") required for or incident to the development, operation and sale of all services or products sold or currently proposed to be sold by the Company, free and clear of and without violating any right, lien, or claim of others, including without limitation, former employees and former employers of its past and present employees but excluding restrictions as are customary for exploration and production companies.

               (c) The Company has taken security measures to protect the secrecy, confidentiality and value of all the Intellectual Property, which measures are reasonable and customary in the industry in which it operates. Each of the Company's employees and other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed the Intellectual Property, or who has knowledge of or access to information about the Intellectual Property, has entered into a written agreement with the Company which (i) provides that the Intellectual Property and other information are proprietary to the Company and are not to be divulged or misused and (ii) transfers to the Company, without any further consideration being given therefor by the Company, all of such employee's or other person's right, title and interest in and to such Intellectual Property and other information and to all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to such Intellectual Property and information. The Company is not aware that any of its employees, consultants or prospective employees who have signed such agreements are in violation thereof, nor is it aware or have any basis to believe, that any former employee or consultant has made any claim of ownership in or rights with respect to any of the Intellectual Property.

        3.16 TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES. Except as set forth on EXHIBIT B and pursuant to the Credit Agreement by and between the Company and NationsBank of Texas, N.A. dated December 18, 1997 (the "Credit Agreement"), the Company has defensible title to all of the properties and assets, both real and personal, tangible and intangible, that it purports to own, including the properties and assets reflected in the Reports and including the lands and leases and associated net revenue interests reflect in the Company's most recent reserve report, as of December 31, 1997, as prepared by Ryder Scott Company (the "Reserve Report"), other than dispositions or expirations since the date thereof, and they are not subject to any mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge ("Liens") except routine statutory liens securing liabilities not yet due and payable and minor liens, encumbrances, restrictions, exceptions, reservations, limitations and other imperfections that do not materially detract from the value of the specific asset affected or the present use of such asset and except (A) Liens for taxes not yet due and payable or, if payable, that are being contested in good faith in the ordinary course of business, (B) statutory Liens (including materialmen's, mechanic's, repairmen's, landlord's, and other similar liens) arising in the ordinary course of business to secure payments not yet due and payable or, if payable, that are being contested in good faith in the ordinary course of business, (C) such easements, restrictions, reservations or other encumbrances, as well as imperfections or irregularities of title, if any, as do not create a material adverse effect, (D) obligations or duties to any municipality or public authority with respect to any franchise, grant, license or permit and all applicable laws, rules, regulations and orders of any governmental authority, (E) all lessors' royalties, overriding royalties, net profits interests, production payments, carried interests, reversionary interests and other burdens on or deductions from the proceeds of production that do not operate to (x) reduce the net revenue interest of the Company below that purported to be owned by the Company or as set forth in the Reserve Report,
(y) increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the working interest of the Company above that purported to be owned by the Company without a proportionate increase in the net revenue interest of the Company or (z) increase the working interest of the Company above that purported to be owned by the Company without a proportionate increase in the net revenue interest of the Company, (F) the terms and conditions of joint operating agreements and other oil and gas contracts,
(G) all rights to consent by, required notices to, and filings with or other actions by governmental or tribal entities, if any, in connection with the change of ownership or control of an interest in federal, state, tribal or other domestic governmental oil and gas leases, if the same are customarily obtained subsequent to such change of ownership or control, but only insofar as such consents, notices, filings and other actions relate to the transactions contemplated by this Agreement, (H) any preferential purchase rights, (I) required third party consents to assignment, (J) conventional rights of reassignment prior to abandonment and (K) the terms and provisions of oil and gas leases, unit agreements, pooling agreements, communication agreements and other documents creating interests comprising the oil and gas properties; insofar and only insofar as such terms and provisions do not operate to (x) reduce the net revenue interest of the Company below that purported to be owned by the Company,
(y) increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the working interest of the Company above that purported to be owned by the Company without a proportionate increase in the net revenue interest of the Company or (z) increase the working interest of the Company above that purported to be owned by the Company. EXHIBIT E lists the current projects in which the Company has an interest.

        3.17 TAXES. Except as set forth in EXHIBIT B, the Company has accurately prepared and timely filed all federal income tax returns and all state and municipal tax returns that are required to be filed by it (the "Tax Returns") and has paid or made provision for the payment of all amounts due pursuant to such returns. The Tax Returns are true and complete in all materials respects. None of the Tax Returns have been audited by the Internal Revenue Service or any state taxing authority, as the case may be, the Company has not been advised that any of such Tax Returns will be so audited, and there are no waivers in effect of the applicable statute of limitations for any period. No deficiency assessment or proposed adjustment of federal income taxes or state or municipal taxes of the Company is pending and the Company has no knowledge of any proposed liability for any tax to be imposed.

        3.18 INTERESTED PARTY TRANSACTIONS. Except as otherwise reflected in the Reports, no executive officer, director or stockholder owning 5% of the outstanding Common Stock of the Company or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Securities Act) of any such person or entity or the Company has or has had, either directly or indirectly, (a) an interest in any person or entity which (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company, or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as otherwise reflected in the Reports, there are no existing arrangements or proposed transactions between the Company and any executive officer, director, or holder of more than 5% of the capital stock of the Company, or any affiliate or associate of any such person.

        3.19 RESERVE REPORT. A true and correct copy of the Reserve Report has been provided to the Purchasers. All information contained in the Reserve Report is true and correct in all material respects as of the date thereof, except that the Company does not warrant quantity of reserves, rate of recovery, productive capacity, future prices, future operating costs, or other similar matters that cannot be determined with certainty.

                                    SECTION 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

        The Purchasers each hereby severally (with respect to himself or itself) represent and warrant to the Company and if applicable, a Purchaser additionally severally represents and warrants to the Company with respect to his purchase of the Option Shares as follows:

        4.1 INVESTMENT. The Purchaser is acquiring the Shares (and, if applicable, is acquiring the Option Shares) for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Purchaser acknowledges the Company's obligation to file a registration statement with respect to the Shares (and the Option Shares, if applicable) as set forth in Section 8 of this Agreement, the effectiveness of which registration statement may be required for the resale of the Shares or the Option Shares, as applicable. Without limiting the generality of the first sentence of this Section, the Purchaser has not offered or sold any portion of the Shares or the Option Shares, as applicable, to be acquired by it and has no present intention of reselling or otherwise disposing of any portion of such Shares or Option Shares, as applicable, either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance, and in particular the Purchaser has no current intention to resell the Shares or the Option Shares, as applicable, under such registration statement nor would it have such intention if such registration statement were effective as of the date of purchase. The Purchaser understands that the investment in the Shares and the Option Shares, as applicable, is subject to a high degree of risk and that neither the Shares nor the Option Shares have been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of Purchaser's investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser acknowledges and understands that it must bear the economic risk of this investment for an indefinite period of time because the Shares and the Option Shares, as applicable, must be held indefinitely until subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from registration is available. Purchaser understands that any transfer agent of the Company will be issued stop-transfer instructions with respect to the Shares and the Option Shares, as applicable, unless such transfer is subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available. The Purchaser has experience in analyzing and investing in entities like the Company, it can bear the economic risk of its investment, including the full loss of its investment, and by reason of its business or financial experience or the business or financial experience of its professional advisors has the capacity to evaluate the merits and risks of its investment and protect its own interest in connection with the purchase of the Shares from the Company at the Closing and the purchase of the Option Shares at the Option Closing, as applicable. The Purchaser is a resident of the jurisdiction set forth opposite such Purchaser's name on EXHIBIT A. If other than an individual, Purchaser was not organized for the purpose of acquiring the Shares or the Option Shares, as applicable.

        4.2 ACCREDITED INVESTOR. Except in the case of Minnowburn Corporation, Alex B. Campbell and Paul D. Favret, the Purchaser is an "accredited investor" as such term is defined in SEC Regulation D.

        4.3 AUTHORITY. The Purchaser has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of any obligation under any provision of the charter documents, limited liability company agreement, partnership agreement or Bylaws, if any, of the Purchaser or any mortgage, indenture, lease or other agreement or instrument, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser.

        4.4 GOVERNMENT CONSENTS, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Purchaser is required in connection with the valid execution and delivery of this Agreement, the purchase of the Shares or the Option Shares, as applicable, or the consummation of any other transaction contemplated hereby.

        4.5 INVESTIGATION. The Purchaser has received a copy of the Reports and the "Risk Factors" and "Description of Capital Stock" included as EXHIBIT C. The Purchaser has had a reasonable opportunity to ask questions relating to and otherwise discuss the terms and conditions of the offering and the other information set forth in the Reports and this Agreement and the Company's business, management and financial affairs with the Company's management, customers and other parties, and the Purchaser has received satisfactory responses to the Purchaser's inquiries. The Purchaser has relied solely upon the information provided by the Company in the Reports and this Agreement in making the decision to invest in the Shares and the Option Shares, as applicable. To the extent necessary, the Purchaser has retained, at the expense of the Purchaser, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and its purchase of the Shares and the Option Shares, as applicable, hereunder.

        4.6 SHORT SELLING. Purchaser has not prior to the date hereof directly or indirectly, through related parties, affiliates or otherwise (a) sold "short" or "short against the box" (as those terms are generally understood) any equity security of the Company; or (b) otherwise engaged in any transaction which involves hedging of its position in the securities of the Company, and it will not until the date the Registration Statement (as defined herein) is declared effective by the SEC take any such actions described in (a) or (b) of this
Section 4.6.

        4.7 AFFILIATE STATUS. The Purchaser is not, and has not been within the 90 days prior to the Closing Date, an officer, director, employee, agent or affiliate of the Company. Except for Centennial, the Purchaser is not a broker or dealer of securities, an employee, officer or director of the Company nor prior to the Closing Date of the transactions contemplated hereby is the Purchaser the beneficial owner of 5% or more of the Common Stock of the Company.

                                    SECTION 5

                   CONDITIONS TO OBLIGATIONS OF THE PURCHASERS

        5.1 CONDITIONS TO OBLIGATIONS OF THE PURCHASERS. The Purchasers' obligation to purchase the Shares at the Closing is, at the option of each Purchaser, which may waive any such conditions to the extent permitted by law, subject to the fulfillment on or prior to the Closing Date of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date and the foregoing shall be certified in writing by an executive officer of the Company.

               (b) COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to such purchase shall have been performed or complied with in all respects and the foregoing shall be certified in writing by an executive officer of the Company.

               (c) NO LEGAL ORDER PENDING. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

               (d) NO LAW PROHIBITING OR RESTRICTING SUCH SALE. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person which shall not have been obtained to issue the Shares (except as otherwise provided in this Agreement).

               (e) OPINION OF COMPANY'S COUNSEL. The Purchasers shall have received from Baker & Botts, L.L.P., counsel for the Company, an opinion dated the Closing Date, in substantially the form set forth in EXHIBIT D.

                                    SECTION 6

                      CONDITIONS TO OBLIGATIONS OF COMPANY

        6.1 CONDITIONS TO OBLIGATIONS OF COMPANY. The Company's obligation to sell and issue the Shares at the Closing and the Option Shares at the Option Closing is, at the option of the Company, which may waive any such conditions to the extent permitted by law, subject to the fulfillment on or prior to the Closing Date or the Option Closing Date, as applicable, of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date or the Option Closing Date, as applicable, with the same force and effect as if they had been made on and as of said date and the foregoing shall be certified in writing by the Purchaser.

               (b) COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date or the Option Closing Date, as applicable, shall have been performed or complied with in all material respects, and the foregoing shall be certified in writing by the Purchaser.

               (c) NO LEGAL ORDER PENDING. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

               (d) NO LAW PROHIBITING OR RESTRICTING SUCH SALE. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person which shall not have been obtained to issue the Shares or the Option Shares, as applicable (except as otherwise provided in this Agreement).

               (e) SHAREHOLDER APPROVAL. The Company's obligation to issue the Option Shares, the Dilution Shares and the Penalty Shares is expressly conditioned upon the Stockholder Approval of such issuances or the Company being granted an exemption by Nasdaq from the shareholder approval requirements of Rule 4460(i) as promulgated by Nasdaq, and the Company having satisfied all of the conditions for reliance on such exemption.

                                    SECTION 7

                                   DEFINITIONS

        7.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

               (a) "AFFILIATE" shall mean, with respect to any person, any other person controlling, controlled by or under direct or indirect common control with such person (for the purposes of this definition "control," when used with respect to any specified person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing).

               (b) "BUSINESS DAY" shall mean a day Monday through Friday on which banks are generally open for business in Texas.

               (c) "HOLDERS" shall mean the Purchasers and any person holding Registrable Securities to whom the rights under Section 8.1 have been transferred in accordance with Section 8.1(g) hereof.

               (d) "PERSON" shall mean any person, individual, corporation, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

               (e) The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

               (f) "REGISTRABLE SECURITIES" shall mean (A) the Shares, (B) any shares of Common Stock issued as (or issuable upon the conversion of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in replacement of the Shares, (C) if permitted under applicable law and regulation, the Dilution Shares, (D) if permitted under applicable law and regulation, the Option Shares and (E) if permitted under applicable law and regulation, the Penalty Shares; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (I) have not been disposed of pursuant to a registration statement declared effective by the SEC, (II) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (III) may not be otherwise transferred without restriction under Rule 144 (or any similar successor rule or provision then in force) provided that the Company shall have delivered a new certificate or other evidence of ownership for it not bearing any restrictive legend and with all stop transfer orders withdrawn, or (IV) are held by a Holder or a permitted transferee pursuant to subsection 8.1(g).

               (g) "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Section 8.1(a) hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company and the Holders up to $15,000 (aggregated for any other registration statement filed pursuant to Section 8.1 other than an additional registration required because the Company failed to keep the Registration Statement in effect as required under this Agreement); blue sky fees and expenses (for a reasonable number of states) and the expense of any special audits incident to or required by any such registration.

               (h) "REGISTRATION STATEMENT" shall have the meaning ascribed to such term in Section 8.1(a).

               (i) "REGISTRATION PERIOD" shall have the meaning ascribed to such term in Section 8.1(c).

               (j) "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions and transfer taxes applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder in excess of those fees and expenses treated as Registration Expenses.

                                    SECTION 8

                                    COVENANTS

        8.1    REGISTRATION RIGHTS.

               (a) REGISTRATION. Within one month after the earlier of (i) the Option Closing Date, or (ii) the date that the Purchasers deliver written notice to the Company that they do not intend to exercise the Option, the Company will file a registration statement (the "Registration Statement') with the SEC on Form S-3 or any similar short form, if available, or, if such forms are unavailable, on Form S-1 or any other appropriate form and will use its reasonable best efforts for such Registration Statement to be declared effective by the SEC. The Company will use its reasonable best efforts to promptly effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as may be so reasonably requested and as would permit or facilitate the sale and distribution of all Registrable Securities; provided that the Company shall not be obligated to take any action to effect any such state registration, qualification or compliance pursuant to this subsection 8.1(a) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service or is required to qualify in such jurisdiction, as the case may be, and except as may be required by the Securities Act. The Company shall be obligated to effect only one registration pursuant to this Section 8.1 so long as the Registration Statement is kept in effect by the Company for the period of time required hereby (otherwise the Company shall be obligated to effect an additional registration). The Penalty Shares and/or the Dilution Shares and/or the Option Shares may, in the sole discretion of the Company (consistent with applicable securities laws), either be included in the Registration Statement contemplated by this Section or may be included in one or more separate registration statements in which case the provisions of Section 8 shall apply to such separate registration statements as if they were the Registration Statement.

               (b) EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to subsection 8.1(a) shall be borne by the

Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders pro rata on the basis of the number of securities so registered.

               (c) REGISTRATION PROCEDURES. In the case of the registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will, upon reasonable request, inform each Holder as to the status of such registration, qualification and compliance. At its expense the Company will during such time as the Holder holds Registrable Securities:

                      (i) use its reasonable best efforts to keep such registration, and any qualification or compliance under state securities laws which the Company determines to obtain, effective until the shares included in such registration statement are sold or are otherwise freely transferable and all restrictive legends and stop transfer orders have been removed.

                      (ii) furnish such number of prospectuses and other documents incident thereto as the Holders from time to time may reasonably request;

                      (iii) use its reasonable best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the Registrable Shares owned by such Holder in such jurisdictions; provided, that the Company will not be required to
(A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8.1(c), or (B) subject itself to income taxation in any such jurisdiction;

                      (iv) notify each Holder of such Registrable Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                      (v) cause all such Registrable Shares to be listed or quoted on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or quoted;

                      (vi) appoint a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement;

                      (vii) make available for inspection by any Holder of Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement, subject in each case to appropriate confidentiality restrictions; and

                      (viii) use its best efforts to cause the Registrable Shares covered by such registration statement to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Shares.

The period of time during which the Company is required hereunder to keep the Registration Statement effective is referred to herein as "the Registration Period."

               (d)    INDEMNIFICATION.

                      (i) To the extent permitted by law, the Company will indemnify each Holder requesting or joining in a registration, each agent, officer and director of such Holders, each person controlling such Holder and each underwriter and selling broker of the securities so registered (collectively, "Indemnitees") against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act or state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or a state securities law, in each case applicable to the Company, and will reimburse each such Indemnitee for any legal and any other fees and expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that the Company will not be liable to any Indemnitee in any such case to the extent that any such claim, loss, damage or liability is caused by any untrue statement or omission so made in strict conformity with written information furnished to the Company by an instrument duly executed by such Indemnitee and stated to be specifically for use therein and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the amended prospectus filed with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter, or any Indemnitee if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 8.1(d)(i) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

                      (ii) To the extent permitted by law, each Holder requesting or joining in a registration and each underwriter and selling broker of the securities so registered will indemnify the Company and its officers and directors and each person, if any, who controls any thereof within the meaning of Section 15 of the Securities Act and their respective successors against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Company and each other person indemnified pursuant to this subsection 8.1(d)(ii) for any legal and any other fees and expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that this subsection 8.1(d)(ii) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon and in strict conformity with written information (including, without limitation, written negative responses to inquiries) furnished to the Company by an instrument duly executed by such Holder, underwriter or selling broker and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto; and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the Final Prospectus, such indemnity agreement shall not inure to the benefit of (i) the Company and (ii) any underwriter or Holder, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 8.1(d)(ii) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder or underwriter, as the case may be, which consent shall not be unreasonably withheld; and provided, further, that the obligations of such Holders shall be limited to an amount equal to the net proceeds received by such Holder from the sale of Registrable Stock in such offering as contemplated herein, unless such claim, loss, damage, liability or action resulted from such Holder's fraudulent misconduct.

                      (iii) Each party entitled to indemnification hereunder (the "indemnified party") shall give notice to the party required to provide indemnification (the "indemnifying party") promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the indemnifying party, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the indemnified party, and the indemnified party may participate in such defense at such party's expense, and provided further that the omission by any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 8.1(d) except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give notice. No indemnifying party, in the defense of any such claim or litigation, shall consent, except with the consent of each indemnified party, to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                      (iv) The reimbursement required by this Section 8.1(d) shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                      (v) The obligation of the Company under this Section 8.1(d) shall survive the redemption, if any, of the Series B Preferred and the Series C Preferred, and the completion of any offering of Registrable Stock in a registration statement under this Section 8 or otherwise.

               (e) COVENANTS OF HOLDERS.

                      (i) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement contemplated by subsection 8.1(a) until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                      (ii) Each Holder severally agrees for a period of time (not to exceed 180 days) from the effective date of any registration (other than a registration effected solely to implement an employee benefit plan) of securities of the Company for any underwritten offering (upon request of the Company or of the underwriters managing any underwritten offering to the Company's securities) not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities or any other stock of the Company held by such Holder, other than shares of Registrable Securities included in such registration, without the prior written consent of the Company or such underwriters, as the case may be; provided that this obligation is subject to the condition that all officers and directors of the Company and each holder of more than 2% of the outstanding Common Stock shall enter into similar agreements; provided further that, each Holder severally agrees that if and only if the Holder has not, at the date of the effectiveness of a subsequently filed registration statement, been required to comply with the preceding provisions of this Section, for a period of time (not to exceed 90 days) from the effective date of any subsequent registration that provides in whole or in part for the underwritten sale by the

Company of securities of the Company (upon request of the Company or of the underwriters managing any underwritten offering of the Company's securities) the Holder will agree not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities or any other stock of the Company held by such Holder, other than shares of Registrable Securities included in such registration, without the prior written consent of the Company or such underwriters, as the case may be; provided that all officers and directors of the Company shall enter into similar agreements. Each Holder agrees to suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by subsection 8.1(a) during any period, not to exceed one 30-day period per circumstance or development and not to exceed 60 days in any 12-month period, when the Company upon written advice of counsel determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material, undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on the Company.

                      (iii) Each Holder agrees to notify the Company, at any time when a prospectus relating to the Registration Statement contemplated by subsection 8.1(a) is required to be delivered by it under the Securities Act, of the occurrence of any event relating to the Holder which requires the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading relating to the Holder, and each Holder shall promptly make available to the Company the information to enable the Company to prepare any such supplement or amendment. Each Holder also agrees that, upon delivery of any notice by it to the Company of the happening of any event of the kind described in the next preceding sentence of this subsection, the Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until its receipt of the copies of the supplemental or amended prospectus contemplated by this subsection, which the Company shall promptly make available to each Holder and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                      (iv) Each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Section 8.1.

                      (v) Each Holder hereby covenants with the Company (1) not to make any sale of the Shares without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (2) if such Shares are to be sold by any method or in any transaction other than on a national securities exchange, in the over-the-counter market, on the NASDAQ National Market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five business days prior to the date on which the Purchaser first offers to sell any such Shares.

                      (vi) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement described in this Section are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Shares is accompanied by a certificate reasonably satisfactory to the Company to the effect that (A) the Registrable Securities have been sold in accordance with such registration statement and (B) the requirement of delivering a current prospectus has been satisfied. Each Holder agrees that it will not effect any disposition of the Registrable Securities that would constitute a sale within the meaning of the Securities Act except as contemplated in the registration statement referred to in this Section 8.1 or in a transaction exempt from registration under the Securities Act. Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such registration statement that constitutes a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

               (f) RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

                      (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

                      (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

                      (iii) so long as a Holder owns any unregistered Registrable Securities, furnish to such Holder upon any reasonable request a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

               (g) TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under subsection 8.1(a) may be assigned in full by a Holder to an Affiliate of such Holder or a transferee of at least 100,000 shares of Registrable Securities provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such Holder gives prior written notice to the Company; and (iii) such transferee agrees to comply with the terms and provisions of this Agreement including, without limitation, the restrictions in
Section 4.6 and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this paragraph (h), the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person.

               (h) WAIVERS AND AMENDMENTS. With the written consent of the Company and the Holders holding at least a majority of the then outstanding Registrable Securities, any provision of this Section 8.1 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

        8.2 DISPOSITION. The Purchaser has not and will not make any offer, sale or other transfer of the Shares by any means which would not comply with applicable law or this Agreement or which would otherwise impose upon the Company any obligation to satisfy any public filing or registration requirement. The Purchaser understands and agrees that any disposition of the Shares in violation of this Agreement shall be null and void, and that no transfer of the Shares shall be made by the Company or the transfer agent for the Shares upon the Company's stock transfer books or records unless and until there has been compliance with the terms of this Agreement, the Securities Act, any applicable state and foreign securities law and any other laws. Purchaser will not sell or transfer the Shares unless:

               (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

               (b) except in the case of a transfer of all or a portion of the option, it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, it shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition is exempt from registration of such shares under the Securities Act or any applicable state, foreign or other securities laws.

The Purchaser will not transfer the Shares, other than pursuant to the Registration Statement or in a transaction that complies with Rule 144, unless the transferee agrees to be bound by the restrictions on transfer (including the registration provisions) contained herein to the same extent as if it were the original Purchaser. The provisions hereof shall apply to the Option, the Penalty Rights and the Dilution Rights to the same extent as the Shares.

        8.3 OTHER REGISTRATION RIGHTS. Each of the Company and the Purchasers agrees that the holders of any securities of the Company which are entitled to registration rights pursuant to (i) the Series C Preferred Stock Purchase Agreement among the Company and certain of its security holders dated as of July 26, 1995 or (ii) the Stock Purchase Agreement among the Company and certain of its security holders dated as of November 9, 1993 shall be entitled to participate with respect to such securities in any registration effected pursuant to Section 8.1 hereof upon the same terms and conditions as a Holder of Registrable Securities.

                                    SECTION 9

                                  MISCELLANEOUS

        9.1 TERMINATION OF AGREEMENT The Company may terminate its obligation to perform or observe any of its covenants and agreements hereunder to any Purchaser if such Purchaser violates in a material respect any of the material covenants or agreements of the Purchaser under this Agreement, and a Purchaser may terminate its obligations to perform or observe any of its covenants and agreements hereunder if the Company violates or fails to perform in any respect any of the covenants or agreements of the Company under this Agreement to such Purchaser; provided, however, that neither the Company nor the Purchaser, as the case may be, may terminate any of its obligations under this Agreement pursuant to this sentence unless it shall have delivered written notice of such default to the other party and such default shall not have been cured within 30 days after the delivery of such notice.

        9.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF TEXAS AS APPLIED TO CONTRACTS ENTERED INTO SOLELY BETWEEN RESIDENTS OF, AND TO BE PERFORMED ENTIRELY WITHIN, SUCH STATE.

        9.3 SURVIVAL; RELIANCE. The representations and warranties in Sections 3 and 4 of this Agreement shall survive any investigation made by the Purchasers or the Company for a period of two years after the Closing Date and all covenants and agreements contained herein shall survive the execution and delivery of this Agreement in accordance with their terms. Thereafter, such representations and warranties shall expire and be of no further force and effect, and no cause of action may be brought with respect to any breach thereof unless a written notice specifying the nature and the amount of the claims shall have been delivered by the Company or the Purchasers, as the case may be, with respect thereto, on or before one year after the Closing Date. Any representation or warranty contained herein may be relied upon by counsel to the Company in connection with any opinion delivered in connection with the transactions contemplated hereby.

        9.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided in this Agreement, this Agreement may not be assigned by a party without the prior written consent of the other party except by operation of law, in which case the assignee shall be subject to all of the provisions of this Agreement.

        9.5 NOTICES AND DATES. Any notice or other communication given under this Agreement shall be sufficient if in writing and will be effective as of (a) the date of receipt if delivered by hand, by messenger or by courier, or transmitted by facsimile, to a party at its address set forth below (or at such other address as shall be designated for such purpose by such party in a written notice to the other party hereto) or (b) three days after the date when the same shall have been posted by registered mail, return receipt requested, in any post office in the United States of America, postage prepaid and addressed to the party at such address:

               (i)    if to the Company:

                      3DX Technologies Inc.
                      12012 Wickchester
                      Suite 250
                      Houston, Texas  77079
                      Attn:  Chief Financial Officer
                      (Facsimile) (281) 579-9227

                      with a copy to:

                      Baker & Botts, L.L.P.
                      3000 One Shell Plaza
                      910 Louisiana
                      Houston, Texas 77009
                      Attn:  Gene J. Oshman
                      (Facsimile) (713) 229-1522

               (ii) if to Purchasers, then to the addresses set forth at EXHIBIT A.

                      with a copy to:

                      Davis, Graham & Stubbs LLP
                      370 17th Street, Suite 4700
                      Denver, Colorado  80202
                      Attn:  Charles D. Bybee
                      (Facsimile) (303) 893-1379

        9.6 SPECIFIC PERFORMANCE. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that such damage would not be compensable in money damages and that it would be extremely difficult or impracticable to measure the resultant damages. It is accordingly agreed that any party hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it may be entitled at law or in equity, and such party that is sued for breach of this Agreement expressly waives any defense that a remedy in damages would be adequate and expressly waives any requirement in an action for specific performance for the posting of a bond by the party bringing such action.

        9.7    FURTHER ASSURANCES.

               (a) The parties hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request from time to time in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby.

               (b) The Company covenants and agrees that within ten (10) days of the Closing Date it will remit sufficient funds to Aspect Resources LLC, Esenjay Petroleum Corporation and Esenjay Exploration, Inc. to payoff all account balances that the Company has with such parties. In addition, the Company agrees that, after the Closing Date, it will use its reasonable best efforts to timely satisfy any cash calls or other obligations it may have to Aspect Resources LLC (including any obligations under the Participation Agreement, effective as of May 1, 1998, for the Gillock project), Esenjay Petroleum Corporation or Esenjay Exploration, Inc.

        9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by fewer than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

        9.9 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic impact of this Agreement on any party.

        9.10 CAPTIONS. Headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be relied upon in construing this Agreement. Use of any gender herein to refer to any person shall be deemed to comprehend masculine, feminine and neuter unless the context clearly requires otherwise.

        9.11 PUBLIC STATEMENTS. The Purchasers severally agree not to issue any public statement with respect to the Purchasers' investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company's prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation. In addition, at any time prior to the Option Closing Date, the Company will not issue any press release or make any public statement regarding the transactions contemplated hereby without providing the Purchasers with prior notification of the contents of such press release or public statement and consulting with the Purchasers prior to the issuance of such press release or public statement, except as may be required by applicable law, court process or by obligations pursuant to a listing agreement with NASDAQ.

        9.12 BROKERS. Each of the Company and the Purchasers severally represents and warrants to the others that it has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. Each of the Company and the Purchasers hereby severally agrees to indemnify and hold harmless the others from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of such Person hereunder.

        9.13 COSTS AND EXPENSES. Each party hereto shall pay its own costs and expenses incurred in connection herewith, including the fees of its counsel, auditors and other representatives, whether or not the transactions contemplated herein are consummated; provided, however, that assuming a successful completion of the transactions contemplated hereby, the Company shall pay the reasonable fees and disbursements of Purchaser's counsel in connection with such transactions and any subsequent amendment, waiver, consent or enforcement thereof; provided that, if such fees and expenses exceed $15,000, as to such excess the Company shall only be obligated to pay fifty percent (50%) of such fees and expenses.

        9.14 NO THIRD-PARTY RIGHTS. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement except for such rights as may exist by virtue of any contract or other agreement existing on the date hereof and except for certain registration rights granted hereunder to Persons in accordance with Section 8.3 hereof.

        9.15 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties relating to the subject matter hereof except that the provisions of the Confidentiality Agreement between the Company and Aspect Resources LLC dated May 8, 1998, shall survive, and be applicable to the Company and the Purchasers. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought except that any matter relating to registration rights hereunder may be waived or amended on behalf of all of the Holders, by the consent of the Company and the Holders holding a majority of the then outstanding Registrable Securities. Any other provision of this Agreement may be waived or modified on behalf of all of the Purchasers with the consent of those Purchasers owning two-thirds of the shares purchased hereunder and that are still held (at the time of such waiver or modification) by any Purchaser.

                                [SIGNATURES ON FOLLOWING PAGE]

        This Common Stock Subscription Agreement is agreed to and accepted as of June 3, 1998.

                                       3DX TECHNOLOGIES INC.

                                       By:___________________________________
                                           Ronald P. Nowak, President and
                                           Chief Executive Officer


                                          ___________________________________
                                            Susan Morrice

                                          ___________________________________
                                            Donald D. Wolf

                                       MINNOWBURN CORPORATION

                                       By:___________________________________
                                          Peter Unwin, Authorized Representative

                                       CWS LIMITED-LIABILITY COMPANY

                                       By:  Ninth Floor Corporation, its Manager

                                       By:___________________________________
                                            Kevin Moore, Vice President

                                       CENTENNIAL ENERGY PARTNERS, L.P.

                                       By:  Centennial Energy Partners, L.L.C.,
                                               its General Partner

                                       By:___________________________________
                                          Peter K. Seldin, Member

                    [ADDITIONAL SIGNATURES ON FOLLOWING PAGE]

                                       TERCENTENNIAL ENERGY
                                          PARTNERS, L.P.

                                       By:  Centennial Energy Partners, L.L.C.,
                                               its General Partner

                                       By:___________________________________
                                          Peter K. Seldin, Member

                                       QUADRENNIAL PARTNERS, L.P.

                                       By:  Centennial Energy Partners, L.L.C.,
                                                its General Partner

                                       By:___________________________________
                                          Peter K. Seldin, Member

                                       CENTENNIAL OVERSEAS FUND, LTD

                                       By:  Centennial Management, L.L.C.,
                                           under Investment Management Agreement

                                       By:___________________________________
                                           Peter K. Seldin, Member

                                       INVESTMENT 11, LLC

                                       By:  Joseph H. Reich & Co., Inc.,
                                           under Investment Management Agreement

                                       By:___________________________________
                                           Peter K. Seldin, Vice President

                    [ADDITIONAL SIGNATURES ON FOLLOWING PAGE]

                                       ALTIRA GROUP LLC

                                       By:___________________________________
                                           Dirk W. McDermott, President

                                          ___________________________________
                                           James R. Newell

                                          ___________________________________
                                           Alex B. Campbell

                                          ___________________________________
                                           Paul D. Favret

                                          ___________________________________
                                           Wayne W. Williamson

                            CERTIFICATE OF SIGNATORY

        (To be completed if Shares are being subscribed for by an entity)

I, _________________, am the _______________ of ________________________ (the
"Entity").

        I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Common Stock Subscription Agreement and to purchase and hold the Shares, and certify further that the Common Stock Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ____ day of ______________, 1998.

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

                                                                  Principal Address,
                                  Number of        Purchase        Telephone Number,
     Name                          shares           price             fax number
     ----                          ------           -----             ----------
Susan Morrice                      111,147        $166,720.50    c/o Morrice & Associates, Ltd.
                                                                 511 16th Street, Suite 300
                                                                 Denver, Colorado  80202
                                                                 Telephone No. (303) 573-3909
                                                                 Facsimile No. (303) 573-7340


Minnowburn Corporation             233,333        $349,999.50    c/o Coy Nominees Ltd.
                                                                 49 Main St.
                                                                 Road Town, Tortola
                                                                 British Virgin Islands
                                                                 Telephone No. (284) 494-3384
                                                                 Facsimile No. (284) 494-2914


Donald D. Wolf                      33,333         $49,999.50    c/o Westport Oil and Gas Company,
Inc.                                                             410 17th Street, Suite 2300
                                                                 Denver, Colorado  80202
                                                                 Telephone No. (303) 575-0124
                                                                 Facsimile No.  (303) 573-5609

CWS Limited-Liability Company      877,228      $1,315,842.00    c/o The Clark Estates, Inc.
                                                                 One Rockefeller Plaza, 31st Floor
                                                                 New York, New York  10020
                                                                 Telephone No. (212) 977-6900
                                                                 Facsimile No. (212) 977-3425


Centennial Energy Partners, L.P.    66,204         $99,306.00    900 Third Avenue, Suite 1801
                                                                 New York, New York  10022
                                                                 Telephone No. (212) 753-5150
                                                                 Facsimile No. (212) 753-5927


Tercentennial Energy Partners, L.P. 40,000         $60,000.00    900 Third Avenue, Suite 1801
                                                                 New York, New York  10022
                                                                 Telephone No. (212) 753-5150
                                                                 Facsimile No. (212) 753-5927


Quadrennial Partners, L.P.          10,000         $15,000.00    900 Third Avenue, Suite 1801
                                                                 New York, New York  10022
                                                                 Telephone No. (212) 753-5150
                                                                 Facsimile No. (212) 753-5927


Centennial Overseas Fund, LTD       20,000         $30,000.00    900 Third Avenue, Suite 1801
                                                                 New York, New York  10022
                                                                 Telephone No. (212) 753-5150
                                                                 Facsimile No. (212) 753-5927


Investment 11, LLC                  10,000         $15,000.00    900 Third Avenue, Suite 1801
                                                                 New York, New York  10022
                                                                 Telephone No. (212) 753-5150
                                                                 Facsimile No. (212) 753-5927


Altira Group LLC                    16,667         $25,000.00    c/o Dirk W. McDermott
                                                                 1625 Broadway, Suite 2150
                                                                 Denver, Colorado  80202
                                                                 Telephone No. (303) 623-0424
                                                                 Facsimile No. (303) 623-3525


James R. Newell                     13,333         $19,999.50    2165 South Parfet Ct.
                                                                 Lakewood, Colorado  80227
                                                                 Telephone No. (303) 988-6675
                                                                 Facsimile No. (303) 988-6675


Alex B. Campbell                     1,466          $2,199.00    c/o Aspect Resources LLC
                                                                 511 16th Street, Suite 300
                                                                 Denver, Colorado  80202
                                                                 Telephone No. (303) 573-7011
                                                                 Facsimile No. (303) 573-7340


Paul D. Favret                       7,333         $10,999.50    c/o Aspect Resources LLC
                                                                 511 16th Street, Suite 300
                                                                 Denver, Colorado  80202
                                                                 Telephone No. (303) 573-7011
                                                                 Facsimile No. (303) 573-7340


Wayne W. Williamson                 22,000         $33,000.00    c/o Aspect Resources LLC
                                                                 511 16th Street, Suite 300
                                                                 Denver, Colorado  80202
                                                                 Telephone No. (303) 573-7011
                                                                 Facsimile No. (303) 573-7340



                                       A-2